UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2017

Stanley Furniture Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-14938	54-1272589
(State or other jurisdiction	Commission File Number	(IRS Employer
of incorporation)		Identification No.)

200 North Hamilton Street High Point, North Carolina 27260	27260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 884-7700 _______________________________________________ Former name or address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 12, 2017 the Compensation and Benefits Committee (the “Committee”) of the Board of Directors of Stanley Furniture Company, Inc. (the “Company”) approved an increase in the base salary for Anita W. Wimmer, Vice President-Finance/Corporate Controller (Principal Financial Officer), to $180,000 effective July 1, 2017. The Committee also approved a cash make-whole payment of $18,750 to Ms. Wimmer, which is equal to the salary reduction for Ms. Wimmer for the first two quarters of 2017 as described in the Company’s Current Report on Form 8-K dated December 2, 2016 (the “December Current Report). Ms. Wimmer will no longer be eligible to receive any further quarterly make-whole cash payments for 2017 or the 2017 cash bonus equal to 5% of 2016 base salary tied to fiscal 2017 net income described in the December Current Report. The Committee also approved cash make-whole payments for the first two quarters of 2017 for certain other salaried employees whose base salaries were reduced effective January 1, 2017 and their base salaries were returned to their prior level effective July 1, 2017. These salaried employees are also no longer eligible to receive further quarterly make-whole cash payments for 2017 or the 2017 cash bonus. No changes were made to the 2017 base salary for Glenn Prillaman, President and Chief Executive Officer of the Company, as reported in the December Current Report or his potential for quarterly make-whole cash payments and 2017 cash bonus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

STANLEY FURNITURE COMPANY, INC.

Date: July 17, 2017	By:	/s/ Anita W. Wimmer
Anita W. Wimmer
Vice President - Finance (Principal Financial and Accounting Officer)